EXHIBIT 10.1

First Amendment to Employment Agreement

        This First Amendment to Employment Agreement (the “First Amendment”) amends the Employment Agreement effective as of June 5, 2007 by and between Palatin Technologies, Inc. and Carl Spana (the “Employment Agreement”), and is effective as of December 7, 2007. The purpose of this First Amendment is to correct an error in the Employment Agreement.

        Section 6.5 (c) of the Employment Agreement is amended by striking the words “50% or less” and substituting in lieu thereof the words “50% or more”.

        This First Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

        This First Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

        As amended hereby the Employment Agreement remains in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal effective as of the day and year set forth above.

PALATIN TECHNOLOGIES, INC.	EMPLOYEE

By:
Name: Stephen T. Wills Title: Executive V.P. of Operations and Chief Financial Officer	Carl Spana

Date: December 7, 2007	Date: December 7, 2007